EXHIBIT 10.1


                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                        CENEX HARVEST STATES COOPERATIVES


WHEREAS, at the time of issuance, Oilseed Processing & Refining Equity Participation Units (EPUs) were based on a normal crush of 30,500,000 bushels; and

WHEREAS, since the date of issuance, actual annual crush has expanded and is projected to be 38,100,000 bushels in the fiscal year ending August 31, 2001; and

WHEREAS, the cost for this expanded crush volume has been and will be charged to all bushels crushed, including the EPU bushels; and

WHEREAS, the Board has the discretion, but not the obligation, to issue additional EPUs and, given all of the circumstances, this Board has determined that it is in the best interest of this Company and the Oilseed Processing & Refining Defined Members to issue additional EPUs.

NOW, THEREFORE, BE IT RESOLVED, That the Company will issue, at no charge, to each Defined Member of the Oilseed Processing & Refining Defined Business Unit an additional 1/4 EPU (which would include delivery rights of 1/4 bushel) for each EPU held.

RESOLVED FURTHER, That Management of this Association be and it hereby is authorized to take all action and execute and deliver all documents, agreements, certificates, instruments and writings necessary or appropriate to carry out the foregoing resolution.







Adopted: 8/9/00